SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 North Ridgetop Road Santa Fe, New Mexico	87506
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 12, 2009, each of David J. Matlin and Mark R. Patterson notified the Board of Directors (the “Board”) of Thornburg Mortgage, Inc. (the “Company”) of his respective decision to resign from the Board, effective March 12, 2009. The letter of resignations submitted by Messrs. Matlin and Patterson (the “Letter of Resignations”) stated that their resignations were not due to any disagreement with the Company or other members of the Board. A copy of the letter is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Messrs. Matlin and Patterson each own 50% of the membership interests in MatlinPatterson LLC, an affiliate of MP TMA LP and MP TMA (Cayman) LP, the lead investors in the financing transaction that the Company completed on March 31, 2008 for the sale of up to $1.35 billion of senior subordinated secured notes, warrants to purchase the Company’s common stock (the “Common Stock”) and a participation interest in certain mortgage-related assets (the “Financing Transaction”).

In connection with the Financing Transaction and pursuant to the Warrant Agreement, dated as of March 31, 2008 (the “Warrant Agreement”), among the Company and the warrant holders signatories thereto, which was filed as Exhibit 10.5 to Amendment No. 1 to the Current Report on Form 8-K/A filed by the Company on April 4, 2008, the Company agreed to cause the Board to consist of 10 directors and that, for so long as MP TMA LP, MP TMA (Cayman) LP and their respective affiliates (collectively, “MP”) beneficially own shares of Common Stock or unexercised warrants for shares of Common Stock representing (a) at least 5% but less than 10% of the shares of Common Stock outstanding on a fully diluted basis, MP may designate one director, (b) at least 10% but less than 15% of the shares of Common Stock outstanding on a fully diluted basis, MP may designate two directors and (c) at least 15% of the shares of Common Stock outstanding on a fully diluted basis, MP may designate three directors. On April 22, 2008, MP partially exercised its director designation rights and, in accordance with the terms of the Warrant Agreement, designated Messrs. Matlin and Patterson, who were elected to the Board. At this time MP has not designated any replacement directors.

Item 8.01.	Other Events.

On March 15, 2009, the Amended and Restated Override Agreement dated as of December 12, 2008 (the “Override Agreement”), by and among the Company and JP Morgan Chase Funding Inc. (formerly Bear Stearns Investment Products Inc.), Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, Credit Suisse International, Greenwich Capital Markets, Inc., Greenwich Capital Derivatives, Inc., The Royal Bank of Scotland PLC, and UBS AG (the “Counterparties”) will expire in accordance with its terms. The Counterparties agreed in the Override Agreement to extend to March 16, 2009 the maturity dates of the Company’s payment obligations under the reverse repurchase agreements, securities lending agreements, interest rate caps and auction swap agreements referenced therein (together, the “Financing Agreements”) and waived their right to make additional margin calls under the Financing Agreements during the term of the Override Agreement. Upon the expiration of the Override

Agreement, the Company’s payment obligations under the Financing Agreements (unless further extended) will become immediately payable. The Company is currently in discussions with all of the Counterparties to further extend the maturity date of the Company’s matured obligations under the Financing Agreements or to otherwise obtain agreements from each Counterparty to waive or forbear from asserting any rights to payment under the Financing Agreements through March 31, 2009.

The Company is currently considering various strategic alternatives available to facilitate the restructuring of the Financing Agreements that will be impacted by the expected expiration of the Override Agreement, and there can be no assurance that any such restructuring will be completed.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Name of Exhibit

99.1	Letter of Resignations from the Board of Directors of David J. Matlin and Mark R. Patterson dated March 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: March 12, 2009	By:	/s/ Larry A. Goldstone
Larry A. Goldstone, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT

99.1	Letter of Resignations from the Board of Directors of David J. Matlin and Mark R. Patterson dated March 12, 2009.

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